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                            EXHIBIT 5

              MILLER, NASH, WIENER, HAGER & CARLSEN
        A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                 ATTORNEYS AND COUNSELORS AT LAW
                    3500 U. S. BANCORP TOWER
                      111 S.W. FIFTH AVENUE
                  PORTLAND, OREGON  97204-3699
                    TELEPHONE (503) 224-5858
                    FACSIMILE (503) 224-0155

                        November 17, 1995



U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

         Subject:  U. S. Bancorp
                   Registration Statement on Form S-8 Relating to the Conversion of West One Bancorp
                   Employee Stock Options

         Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by U. S. Bancorp, an Oregon corporation ("Bancorp"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 1,758,442 shares of Bancorp's Common Stock, par value $5 per share ("Common Stock"), together with options therefor (the "Options"). These shares represent the maximum number of shares of Common Stock which may be issued upon the exercise of Options to be issued upon the conversion into such Options, effective with consummation of the merger of West One Bancorp with and into U. S. Bancorp (the "Merger"), of outstanding employee stock options to purchase shares of the common stock of West One Bancorp.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

         Based on the foregoing, it is our opinion that:

         1. The Options have been duly approved by all necessary corporate action and, when such Options are issued in connection with the consummation of the Merger, such Options will have been legally issued.

         2. The shares of Common Stock to be issued upon the exercise of Options have been duly authorized for issuance.

         3. When shares of Common Stock are issued and sold by Bancorp upon the exercise of Options (i) while the Registration Statement is effective, (ii) in compliance with state securities laws, and (iii) payment for such shares to the extent and in the manner required by the agreements evidencing such Options and not less than the par value thereof is received by Bancorp, such shares will be legally issued, fully paid and nonassessable.

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         We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                        Very truly yours,


                        MILLER, NASH, WIENER, HAGER & CARLSEN